UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2005

Merck & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey		08889
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-423-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2005, the Compensation and Benefits Committee (the "Committee") of the Board of Directors of Merck & Co., Inc. ("Merck") provided that the pre-determined range of earnings per share ("EPS") established for 2005 for Performance Share Units ("PSUs") granted on February 22, 2005 may be adjusted to reflect the possible effects of:

• the establishment of reserves for any potential liability relating to the VIOXX litigation;
• changes under consideration by the Financial Accounting Standards Board (the "FASB") that may affect the way Merck accounts for stock options; and
• the one-time impact that may result from the repatriation of permanently reinvested off-shore earnings under the American Jobs Creation Act (the "AJCA").

Merck has not established a reserve for any potential liability relating to the VIOXX litigation and has no present intention to do so. Merck establishes reserves for contingencies when it is probable that a liability has been incurred and the amount can be reasonably estimated. In addition, the effects of changes by the FASB with respect to accounting for stock options or the impact from repatriation of off-shore earnings under the AJCA, if any, are currently unknown, although, as previously disclosed, if it becomes apparent that Merck will repatriate earnings, a one-time tax charge to Merck's consolidated results of operations of up to approximately $1 billion could occur.

As previously disclosed on Form 8-K filed on February 28, 2005, for the first year of the 3-year performance period for these PSUs, EPS will be compared to the pre-determined range for Merck and change in EPS will be calculated for each of 11 peer companies. For the remainder of the performance period, change in EPS will be calculated for Merck and each peer company. For each year within the performance period, the companies will then be ranked on those measures, from one (highest) to 12. After the end of the award period, the rank of each company will be averaged for the three years, and that result will again be ranked from one to 12 to determine the final ranking. A predetermined percentage, from 200 percent to 0 percent based on Merck's final ranking, will be multiplied by the target award of the PSU granted to each grantee to determine PSU payouts.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

March 30, 2005	By:	/s/ Debra A. Bollwage

Name: Debra A. Bollwage
Title: Senior Assistant Secretary